UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/23/2007

Sun Microsystems, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15086

Delaware	94-2805249
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4150 Network Circle
Santa Clara, California 95054-1778
(Address of principal executive offices, including zip code)

(650) 960-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Note Purchase Agreement

On January 23, 2007, Sun Microsystems, Inc. (the "Company") entered into a note purchase agreement (the "Purchase Agreement") under which it agreed to sell $350 million aggregate principal amount of its 0.625% Convertible Senior Notes due 2012 (the "2012 Notes") and $350 million aggregate principal amount of its 0.750% Convertible Senior Notes due 2014 (the "2014 Notes" and, together with the 2012 Notes, the "Notes") to KKR PEI Solar Holdings I, Ltd., KKR PEI Solar Holdings II, Ltd. and Citibank, N.A. (collectively, the "Purchasers"). KKR PEI Solar Holdings I, Ltd. and KKR PEI Solar Holdings II, Ltd. are referred to collectively as "KKR"). Citibank provided financing to KKR in connection with the transaction in the amount of $350 million and, as a result, holds a security interest in the Notes. For so long as their financing arrangement continues in its current form, KKR will hold voting rights and, subject to the terms of the financing arrangement, substantial economic interests with regard to the securities purchased by Citibank.

The Purchase Agreement also provides that the Company would appoint a designee of KKR to the Company's Board of Directors (the "Board") at the meeting scheduled to be held on January 31, 2007 or within two months thereafter, provided that the designee is qualified and suitable to serve under all applicable Company policies and guidelines and other regulatory requirements, meets the independence requirements of the NASDAQ Stock Market and is otherwise acceptable to the Board in its good faith discretion (the "Membership Requirements"). For so long as KKR continues to have ownership rights as to at least $350 million principal amount of the Notes or until the occurrence of other specified events (the "Designee Termination Date"), KKR shall have the right to select a successor designee in the event the designee ceases to serve on the Board for any reason, and the Company shall nominate the KKR designee for election at its annual meeting of stockholders, provided the Membership Requirements are met.

The Purchase Agreement also provides that the Purchasers are restricted from selling or otherwise transferring the Notes to non-affiliates for a period of three months following the closing and that, subject to certain exceptions, KKR will comply with the Company's stock trading policies until three months after the KKR designee resigns from or ceases to serve on the Board or KKR waives its rights to propose a designee to the Board.

The Purchase Agreement also provides that, subject to certain exceptions, KKR is prohibited from acquiring more than 5% of the Company's voting stock (not including shares of Common Stock issuable upon conversion of the Notes) until the later of (i) January 26, 2008 and (ii) six months after the KKR designee resigns from or ceases to serve on the Board or KKR waives its rights to propose a designee to the Board. The description of the Purchase Agreement in this report is a summary only and is qualified in its entirety by the terms of the Purchase Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

The closing of the sale of the Notes occurred on January 26, 2007. The Company estimates that the net proceeds from this offering will be approximately $691.3 million after deducting a transaction fee paid to KKR in the amount of $7.0 million, the reimbursement of KKR's fees and expenses and the Company's other fees and estimated expenses.

Indentures

The 2012 Notes are governed by an indenture, dated as of January 26, 2007 (the "2012 Indenture"), between the Company and U.S. Bank National Association, as trustee (the "Trustee"). The descriptions of the 2012 Notes and 2012 Indenture in this report are summaries only, and are qualified in their entirety by the terms of 2012 Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference, and the 2012 Notes, the form of which is included in Exhibit 4.1.

The 2014 Notes are governed by an indenture, dated as of January 26, 2007 (the "2014 Indenture" and, together with the 2012 Indenture, the "Indentures"), between the Company and the Trustee. The descriptions of the 2014 Notes and 2014 Indenture in this report are summaries only, and are qualified in their entirety by the terms of the 2014 Indenture, which is attached hereto as Exhibit 4.2 and incorporated herein by reference, and the 2014 Notes, the form of which is included in Exhibit 4.2.

Both the 2012 Notes and the 2014 Notes are convertible into cash and, at the Company's option, if applicable, shares of the Company's common stock, par value $0.00067 per share (the "Common Stock"), based on a conversion rate of 138.6482 shares of Common Stock per $1,000 principal amount of 2012 Notes or 2014 Notes, as the case may be, (which is equal to an initial conversion price of approximately $7.21 per share), in each case subject to adjustment determined in the manner set forth in the Indentures, only under the following circumstances: (i) during any calendar quarter commencing at any time after March 31, 2007 (and only during such calendar quarter), if the closing price of the Common Stock for at least 20 trading days in the 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price per share; (ii) during the five business-day period after any five consecutive trading-day period (the "Measurement Period") in which the trading price per $1,000 principal amount of Notes for each day of such Measurement Period was less than 98% of the product of the Closing Price (as defined in the Indenture) of the Common Stock on such date and the conversion rate on each such day; (iii) if specified distributions to holders of the Common Stock are made, or specified corporate transactions occur, as set forth in the Indentures, respectively; and (iv) with respect to the 2012 Notes, at any time on or after January 1, 2012, and with respect to the 2014 Notes, at any time on or after January 1, 2014, in each case through the business day preceding the applicable maturity date. Upon conversion, a holder will receive in respect of each $1,000 of principal amount of Notes to be converted (A) an amount in cash equal to the lesser of (i) $1,000 or (ii) the conversion value, determined in the manner set forth in the Indentures and (B) if the conversion value per Note exceeds $1,000, the Company will also deliver, at its election, cash or Common Stock or a combination of cash and Common Stock for the conversion value in excess of $1,000.

The conversion rate shall not exceed 173.3482 shares per $1,000 principal amount of the Notes on account of adjustments to the Conversion Rate pursuant to the indenture, subject to the conversion rate adjustments set forth in the indenture. Further, notwithstanding anything in Article 10 of the indenture and subject only to the provisions of the second succeeding sentence, the conversion rate shall not exceed 1,007.2226 per $1,000 principal amount of the Notes, other than as a result of adjustments to the conversion rate in the manner set forth in Sections 10.06, 10.07 and 10.08 of the indenture (such limitations herein referred to as the "Conversion Rate Cap"). The Company shall not take any action if, as a result of such action, the adjustment to the conversion rate that would otherwise be made pursuant to the provisions of 10.09 or 10.10 would be limited by the Conversion Rate Cap, unless such action would not result in a violation of NASD Rule 4350 as such rule or successor to such rule may be then in effect and interpreted by the NASD. If such action would not result in a violation of NASD Rule 4350, then the Conversion Rate Cap shall not apply to such action taken by the Company.

The 2012 Notes will bear interest at a rate of 0.625% per year and the 2014 Notes will bear interest at a rate of 0.750% per year, in each case payable semiannually in arrears in cash on February 1 and August 1 of each year, beginning on August 1, 2007. The 2012 Notes and the 2014 Notes will mature on February 1, 2012 and February 1, 2014, respectively.

If a change in control occurs and a holder of the Notes elects to convert its notes in connection with such change, the Company will increase the applicable conversion rate for the notes surrendered for conversion by a number of additional shares of the Company's common stock as described in the Indenture. Additionally, in the event of a fundamental change, the holders of the Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any.

The Notes will rank equal in right of payment to all of the Company's other existing and future senior unsecured indebtedness. The Notes will rank senior in right of payment to all of the Company's existing and future subordinated indebtedness and structurally subordinated in right of payment to all of its subsidiaries' obligations (including secured and unsecured obligations) and effectively subordinated in right of payment to its secured obligations to the extent of the assets securing such obligation.

If an event of default, as defined below, shall have happened and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the 2012 Notes or 2014 Notes, as applicable, then outstanding may, subject to certain exceptions provided in the Indentures, declare the principal amount of the 2012 Notes or 2014 Notes, as applicable, and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the Notes and any unpaid interest accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.

The following constitute events of default under each of the indentures:

(a)    the Company defaults in the payment of the principal of any Note, or any fundamental change purchase price when the same becomes due and payable on the maturity date of such Note, on the fundamental change purchase date, upon acceleration, or otherwise;

(b)    the Company fails to provide notice of a fundamental change on a timely basis;

(c)    the Company defaults in the payment of interest (including any additional interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

(d)    the Company fails to deliver all cash and any shares of common stock when such cash and common stock, if any, are required to be delivered upon conversion of a Note, and the Company does not remedy such default within 10 days;

(e)    the Company fails to comply with any other covenant or agreement of the Company in the applicable Indenture or the applicable Notes and the default or breach continues for a period of 60 consecutive days after receipt of written notice as provided in the indenture; provided, however, that the Company shall have 120 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with Section 4.04(b) of the Indenture so long as the Company is attempting to cure such failure as promptly as reasonably practicable;

(f)    the failure by the Company to make any payment by the end of any applicable grace period after maturity of any principal and/or accrued interest with respect to Debt (as defined in the indenture), where the amount of such unpaid and due principal and/or accrued interest is in an aggregate amount in excess of $100,000,000, or (ii) there is an acceleration of any principal and/or accrued interest with respect to Debt where the amount of such accelerated principal and interest is in an amount in excess of $100,000,000 because of a default with respect to such Debt; in any such case of (i) or (ii), without such Debt having been paid or discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice as provided in the indenture; provided, however, if any such failure or acceleration referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred and any acceleration hereunder as a result of the related event of default shall be automatically rescinded; and

(g)    certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its significant subsidiaries.

Registration Rights Agreement

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated as of January 26, 2007, with the Purchasers (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Company has agreed to use its reasonable efforts to cause to become effective within 120 days after the closing of the offering of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes held by those noteholders who have provided certain information to the Company. The Company will use its reasonable efforts to keep the shelf registration statement continuously effective until the earlier of (i) such time as all of the securities cease to be registrable securities (as defined in the Registration Rights Agreement); and (ii) April 26, 2014, the date that is seven years and three months after the closing (the "Effectiveness Period"). The Company will be required to pay additional interest, subject to some limitations, to the holders of the Notes if it fails to comply with its obligations to register the Notes and the Common Stock issuable upon conversion of the Notes and, subject to certain limitations, keep the shelf registration statement effective during the Effectiveness Period. In addition, the Company agreed to assist the Purchasers with up to two distributions of not less than $175 million aggregate principal amount of Notes under the circumstances described in the Registration Rights Agreement. The description of the Registration Rights Agreement in this report is a summary only, and is qualified in its entirety by the terms of the Registration Rights Agreement, which is attached hereto as Exhibit 4.3, and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 26, 2007, the Company issued $350 million aggregate principal amount of the 2012 Notes and $350 million aggregate principal amount of the 2014 Notes.

The 2012 Notes will bear interest at a rate of 0.625% per year and the 2014 Notes will bear interest at a rate of 0.750% per year, in each case payable semiannually in arrears in cash on February 1 and August 1 of each year, beginning on August 1, 2007. The 2012 Notes and the 2014 Notes will mature on February 1, 2012 and February 1, 2014, respectively.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional terms and conditions of the 2012 Notes and 2014 Notes are contained in Item 1.01 and are incorporated herein by reference.

Item 3.02.    Unregistered Sales of Equity Securities

On January 23, 2007, the Company agreed to sell $350 million aggregate principal amount of the 2012 Notes and $350 million aggregate principal amount of the 2014 Notes to KKR PEI Solar Holdings I, Ltd., KKR PEI Solar Holdings II, Ltd. and Citibank, N.A. in a private placement pursuant to exemptions from the registration requirements of the Securities Act.

The Company offered and sold the Notes to the Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement.

The Company offered and sold the Warrants (as defined below) to Credit Suisse in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by Credit Suisse in the warrant documents.

The Notes, the Warrants and the underlying Common Stock issuable upon conversion of the Notes and the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional terms and conditions are contained in Items 1.01 and 8.01 and are incorporated herein by reference.

Item 8.01.    Other Events

With a portion of the proceeds received from the sale of the Notes, the Company purchased two convertible bond hedges from Credit Suisse International ("Credit Suisse"), one for each series of Notes, pursuant to which Credit Suisse agrees to deliver to the Company any cash and/or stock the Company delivers upon conversion of the Notes in excess of the face amount of the Notes. The Company paid $102.9 million for the purchase of the convertible bond hedge relating to the 2012 Notes and $125.4 million for the convertible bond hedge relating to the 2014 Notes. The amounts paid for the convertible bond hedges and amounts received from sale of Warrants were based on the volume weighted average trading price of the Company's Common Stock on January 25, 2006 and January 26, 2006.

In a separate transaction, the Company also issued Credit Suisse warrants (the "Warrants") which entitle Credit Suisse to purchase 97,053,726 shares of its Common Stock. Half of the Warrants have a strike price of $9.2320 and mature over a twenty trading day period beginning May 1, 2012, and the other half have a strike price of $10.0975 and mature over a twenty trading day period beginning May 1, 2014. The strike prices of the Warrants represent a approximate 60% and 75% premium, respectively, over the Company's stock price on January 22, 2007. The Warrants are to be settled on a "net exercise" basis, either in shares of stock or cash, at the Company's election. The Company received aggregate proceeds of $66.5 million from the sale of the Warrants with a maturity beginning May 1, 2012 and $79.0 million from the sale of the Warrants with a maturity beginning May 1, 2014.

The bond hedges and Warrants are separate contracts entered into by the Company and do not affect the conversion price or any other rights of the holders of the Notes. Credit Suisse has advised the Company that it purchased Common Stock in secondary market transactions in connection with the sale of the convertible bond hedges and the purchase of the Warrants and may enter into various over-the-counter derivative transactions with respect to the Common Stock in the future.

Item 9.01.    Financial Statements and Exhibits

Exhibit 4.1 - Indenture related to the 0.625% Convertible Senior Notes, due 2012, dated as of January 26, 2007, between Sun Microsystems, Inc. and U.S. Bank National Association, as trustee (including form of 0.625% Convertible Senior Note due 2012).

Exhibit 4.2 - Indenture related to the 0.750% Convertible Senior Notes, due 2014, dated as of January 26, 2007, between Sun Microsystems, Inc. and U.S. Bank National Association, as trustee (including form of 0.750% Convertible Senior Note due 2014).

Exhibit 4.3 - Registration Rights Agreement, dated as of January 26, 2007, among Sun Microsystems, Inc. and KKR PEI Solar Holdings I, Ltd., KKR PEI Solar Holdings II, Ltd. and Citibank, N.A.

Exhibit 10.1 - Purchase Agreement, dated January 23, 2007, by and among Sun Microsystems, Inc., the Purchasers named in Exhibit A attached thereto (the "Purchasers"), Kohlberg Kravis Roberts & Co., L.P. and KKR PEI Investments, L.P.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Microsystems, Inc.

Date: January 29, 2007	By:	/s/ Michael A. Dillon
Michael A. Dillon
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-4.1
Indenture related to the 0.625% Convertible Senior Notes, due 2012, dated as of January 26, 2007, between Sun Microsystems, Inc. and U.S. Bank National Association, as trustee (including form of 0.625% Convertible Senior Note due 2012).

EX-4.2
Indenture related to the 0.750% Convertible Senior Notes, due 2014, dated as of January 26, 2007, between Sun Microsystems, Inc. and U.S. Bank National Association, as trustee (including form of 0.750% Convertible Senior Note due 2014).

EX-4.3	Registration Rights Agreement, dated as of January 26, 2007, among Sun Microsystems, Inc. and KKR PEI Solar Holdings I, Ltd., KKR PEI Solar Holdings II, Ltd. and Citibank, N.A.
EX-10.1
Purchase Agreement, dated January 23, 2007, by and among Sun Microsystems, Inc., the Purchasers named in Exhibit A attached thereto (the "Purchasers"), Kohlberg Kravis Roberts & Co., L.P. and KKR PEI Investments, L.P .